As filed with the Securities and Exchange Commission on January 16, 2009
Registration No. 333-59847

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________

BLYTH, INC.
(Exact name of registrant as specified in its charter)
_______________

Delaware	32-2984916
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One East Weaver Street
Greenwich, CT 06831
(203) 661-1926
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

Michael S. Novins
Vice President and General Counsel
Blyth, Inc.
One East Weaver Street
Greenwich, CT 06831
(203) 661-1926
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________

Approximate date of commencement of proposed sale to the public: Not applicable (this post-effective amendment deregisters all shares of common stock that remain unsold hereunder as of the date hereof).

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-59847) of Blyth, Inc. (the “Company”), which was filed with the Securities and Exchange Commission on July 24, 1998, amended on September 30, 1998 and supplemented on October 13, 1998, April 4, 2000, August 8, 2000 and June 4, 2004 (the “Registration Statement”).  The Registration Statement registered 500,000 shares of the Company’s common stock, par value $0.02 per share (“Common Stock”), for issuance pursuant to the Blyth InvestDirect Stock Purchase Plan.

The Company is filing this Post-Effective Amendment No. 1 to deregister 500,000 shares of Common Stock that were registered on the Registration Statement but were not issued under the Blyth InvestDirect Stock Purchase Plan.  As of the date hereof the Company has authorized Computershare Trust Company, N.A. to introduce the Computershare Investment Plan, a direct stock and dividend reinvestment plan, to replace the Blyth InvestDirect Purchase Plan, which will be effective on January 16  , 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, state of Connecticut, on January 16, 2009.

BLYTH, INC.
By: /s/ Robert B. Goergen
Name: Robert B. Goergen
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert B. Goergen Robert B. Goergen	Chairman and Chief Executive Officer; Director (Principal Executive Officer)	January 16, 2009
/s/ Robert H. Barghaus Robert H. Barghaus	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 16, 2009
/s/ Anne M. Busquet Anne M. Busquet	Director	January 16, 2009
/s/ Pamela M. Goergen Pamela M. Goergen	Director	January 16, 2009
/s/ Neal I. Goldman Neal I. Goldman	Director	January 16, 2009
/s/ Carol J. Hochman Carol J. Hochman	Director	January 16, 2009
/s/ Wilma H. Jordan Wilma H. Jordan	Director	January 16, 2009
/s/ James M. McTaggart James M. McTaggart	Director	January 16, 2009
/s/ Howard E. Rose Howard E. Rose	Director	January 16, 2009